                                                                    EXHIBIT 99.1

                                    SAMARNAN
                             INVESTMENT CORPORATION

                                MID-YEAR REPORT
                     FOR THE SIX MONTHS ENDED JUNE 30, 2008

                        SAMARNAN INVESTMENT CORPORATION
                    P.O. BOX 651 / CLEBURNE, TEXAS 76033-0651

SAMARNAN INVESTMENT CORPORATION

REPORT OF SHAREHOLDERS' MEETING

THE ANNUAL MEETING OF SHAREHOLDERS OF SAMARNAN INVESTMENT CORPORATION was held on April 22, 2008 for the purposes of (1) electing seven directors to serve until the next annual meeting of shareholders and until their successors are duly elected and qualified, and (2) to ratify or reject the selection of CF&Co. L.L.P. as the independent certified public accountants for the Company for the current year. The results of voting on these matters are shown below:

PROPOSAL

                                           FOR      AGAINST   WITHHELD
                                        ---------   -------   --------
(1) Election of Directors
       Nancy Walls Devaney              1,179,771      25        -0-
       Joseph Monteleone                1,179,771      25        -0-
       Martha Walls Murdoch             1,179,771      25        -0-
       Steve Sikes                      1,179,771      25        -0-
       Roland Walden                    1,179,771      25        -0-
       George S. Walls, Jr.             1,179,771      25        -0-
       Tolbert F. Yater, III            1,179,771      25        -0-

                                       FOR      AGAINST    ABSTAIN
                                    ---------   -------   --------
(2) Ratification of CF&Co. L.L.P.   1,179,771      25       -0-

                                    TOTAL SHARES OUTSTANDING   1,201,768

DIRECTORS AND OFFICERS COMPENSATION

     During the six months ended June 30, 2008, the Company paid its directors as regular compensation $5,200 ($400 per meeting attended) and $9,000 to the firm of Wheatley, Fowler & Lee, P.C. of which Jerry Wheatley the Secretary and Treasurer of the Company is a shareholder, for that firm's accounting services. No other fees or compensation were paid by the Company to any director or officer or their affiliates during such six month period.

PURCHASE AND SALES OF INVESTMENT SECURITIES

     The Company's purchase of investment securities in its portfolio during the six months ended June 30, 2008, totaled $1,935,305 and sales of its securities during the period totaled $2,479,885. Total investments at June 30, 2008 were $18,448,635.

                          WHEATLEY, FOWLER & LEE, P.C.
                          Certified Public Accountants
--------------------------------------------------------------------------------
Jerry D. Wheatley, CPA          214 North Ridgeway          Phone (817) 641-7881
Matthew F. Fowler, CPA             P.O.Box 134              Metro (817) 774-9275
Richard Lee, CPA                Cleburne, TX 76033            Fax (817) 641-7884


The Board of Directors
Samarnan Investment Corporation
Cleburne, Texas 76033

The accompanying statements of assets and liabilities of Samarnan Investment Corporation as of June 30, 2008 and the related statements of operations and changes in net assets for the periods ended June 30, 2008 and June 30, 2007, and the portfolio of investment securities were not audited by us, and, accordingly, we do not express an opinion on them.

We are not independent with respect to Samarnan Investment Corporation.


/s/ Wheatley, Fowler & Lee, P.C.
Wheatley, Fowler & Lee, P.C.
July 17, 2008

                         SAMARNAN INVESTMENT CORPORATION
                       Statement of Assets and Liabilities
                                  June 30, 2008

Assets:
   Cash                                                             $    850,152
   Investment in securities at fair value
      (identified cost $17,005,242)                                   18,448,635
   Accrued dividends receivable                                            8,479
   Accrued interest receivable                                           156,446
                                                                    ------------
   Total Assets                                                       19,463,712
                                                                    ------------
Liabilities:
   Advisory fees payable                                                  22,981
   Other accounts payable                                                  4,990
                                                                    ------------
   Total Liabilities                                                      27,971
                                                                    ------------
   Net Assets                                                       $ 19,435,741
                                                                    ============
Analysis of net assets:
   Capital shares - authorized 2,000,000 shares of $1 par value;
      outstanding 1,201,768 shares                                  $  1,201,768
   Net realized gains of $4,922,494 less accumulated distributions
      of $4,583,373                                                      339,121
   Unrealized appreciation of investments                              1,444,205
   Undistributed net investment income                                   644,338
   Retained earnings at April 29, 1978, commencement of operations
      as an investment company                                        15,806,309
                                                                    ------------
   Net assets (equivalent to $16.17 per share based on 1,201,768
      shares of capital stock outstanding)                          $ 19,435,741
                                                                    ============


                      See accompanying accountant's report.

                         SAMARNAN INVESTMENT CORPORATION
                      Schedule of Investments in Securities
                                  June 30, 2008

                                                         Principal
                                                         Amount or      Fair
                                                          Shares        Value
                                                         ---------   -----------
Common Stocks - 42.50%
   Materials and Processing - 2.20%
      URS Corp (1)                                           3,466   $   145,468
      Freeport - McMoran                                     2,400       281,256
   Producer Durables - 2.35%
      Gardner Denver(1)                                      5,100       289,680
      United Technologies, Corp.                             2,700       166,590
   Consumer Discretionary - 2.49%
      Manpower, Inc.                                         1,900       110,656
      Nike Inc.                                              3,000       178,830
      BJ's Wholesale Club Inc.(1)                            5,000       193,500
   Consumer Staples - 3.57%
      Colgate-Palmolive Co.                                  3,000       207,300
      Dr. Pepper Snapple Group, Inc.(1)                      5,100       106,998
      General Mills                                          3,200       194,464
      Molson Coors Brewing Co                                3,400       184,722
   Health Care - 3.44%
      Alpharma, Inc.(1)                                      4,900       110,397
      Barr Laboratories(1)                                   2,800       126,224
      CVS / Caremark Corp.                                   2,900       114,753
      Johnson & Johnson                                      1,800       115,812
      Universal Health Services                              3,200       202,304
   Other Energy - 3.12%
      Apache Corporation                                     1,306       181,534
      Plains Exploration                                     4,000       291,880
      Unit Corp(1)                                           1,600       132,752
   Integrated Oils - 2.35%
      Conoco / Phillips                                      2,600       245,414
      Exxon Mobil Corp                                       2,400       211,512
   Financial Services - 4.46%
      Axis Capital Holdings                                  4,000       119,240
      Cullen / Frost Bankers Inc.                            2,200       109,670
      Franklin Resources                                     1,200       109,980
      Metlife                                                2,100       110,817
      Lazard Ltd.                                            3,900       133,185
      JP Morgan Chase & Co.                                  3,588       123,104
      Willis Group Holdings Ltd.                             5,100       159,987
   Technology - 6.83%
      Automatic Data Processing                              4,000       167,600
      Harris Corp                                            3,600       181,764
      IBM                                                    1,900       225,207
      Microsoft Corp.                                        6,200       170,562
      Oracle Corp. (1)                                       9,800       205,800
      Sybase, Inc. (1)                                       7,600       223,592
      Total Sys Svcs                                         6,900       153,318
   Utilities - 3.81%
      Exelon Corporation                                     2,800       251,888

                      See accompanying accountant's report.

                         SAMARNAN INVESTMENT CORPORATION
                      Schedule of Investments in Securities
                                  June 30, 2008

                                                         Principal
                                                         Amount or      Fair
                                                          Shares        Value
                                                         ---------   -----------
Common Stocks - 42.50%, continued
   Utilities - 3.81% (cont.)
      Dominion Resources Inc.                                3,700       175,713
      P G & E Corp.                                          4,300   $   170,667
      A T & T Inc.                                           4,200       141,498
   Auto & Transportation - 2.81%
      Alexander & Baldwin                                    3,400       154,870
      Omega Navigation Enterprises Inc.                      6,000        99,060
      Wabtec Corp.(l)                                        6,000       291,720
   Multi-Sector Companies - 1.53%
      General Electric Co                                    4,700       125,443
      ITT Corporation                                        2,700       170,991
                                                                     -----------
      Total Common Stocks (cost $6,304,542)                          $ 7,567,722
                                                                     -----------
Real Estate Investment Trusts - 1.79%
   Residential - .18%
      Equity Residential Property Sh Ben Int                   900   $    34,443
   Retail - .69%
      Maguire Properties (1)                                 2,500        30,425
      Simon Property Group Inc.                                400        35,956
      Kimco Realty Corp.                                     1,000        34,520
      Weingarten Realty Investors                            1,100        33,352
   Healthcare - .20%
      Health Care Property Investors, Inc.                   1,200        38,172
   Industrial/Office - .54%
      Boston Properties Inc.                                   400        36,088
      General Growth Properties                                900        31,527
      Prologis TR Sh Ben Int                                   700        38,045
   Diversified - .18%
      Vornado Realty TR Sh Ben Int                             400        35,200
                                                                     -----------
      Total Real Estate Investment Trusts
         (cost $217,436)                                             $   347,728
                                                                     -----------
Preferred Stock - 1.52%
   Financial Services
      Wells Fargo CAP PFD                                    6,200   $   148,428
   Consumer Discretionary
      CBS Corp. New 7.25%                                    6,400       146,624
                                                                     -----------
      Total Preferred Stock (cost $317,906)                          $   295,052
                                                                     -----------
Master Limited Partnerships - .26%
   Other Income
      Enbridge Energy Partners, L.P.                         1,000   $    50,310
                                                                     -----------
      Total Master Limited Partnerships (cost $49,691)               $    50,310
                                                                     -----------

                      See accompanying accountant's report.

                         SAMARNAN INVESTMENT CORPORATION
                      Schedule of Investments in Securities
                                  June 30, 2008

                                                         Principal
                                                         Amount or      Fair
                                                          Shares        Value
                                                         ---------   -----------
Municipal Bonds - 52.42%
   ARKANSAS - .15%
      Springdale AK Sales & Use Tax
         4.000% due 7/1/16                                  30,000   $    30,055
   CALIFORNIA - 1.66%
      Long Beach Calif
         5.000% due 5/1/13                                 300,000       322,854
   COLORADO - 3.47%
      Colorado Ed. & Cultural
         6.875% due 12/15/10                               250,000       275,978
      Colorado Ed. & Cultural
         5.250% due 04/01/11                                55,000        55,315
      Colorado Ed. & Cultural
         5.750% due 06/01/11                               100,000       106,916
      High Plains Met Dist.
         4.375% due 12/01/15                               235,000       237,164
   DISTRICT OF COLUMBIA - 1.34%
      Washington DC Convention CTR
         5.000% due 10/01/16                               250,000       260,438
   FLORIDA - .77%
      Tampa, FL Rev
         5.000% due 04/01/18                               145,000       150,262
   GEORGIA - 2.24%
      Fairburn Combined Utilities GA
         5.375% due 10/01/13                               250,000       266,813
      Summerville, GA Pub
         5.000% due 01/01/11                                75,000        78,487
      Valdosta & Lowndnes Cty Hosp.
         5.500% due 10/01/14                                85,000        90,679
   ILLINOIS - 9.53%
      Gilberts, IL Spl Svc.
         4.250% due 03/01/12                                50,000        51,467
      Illinois Dev Fin Auth
         5.700% due 07/01/12                               190,000       196,986
      Illinois Fin Auth Rev
         4.000% due 07/01/13                               200,000       201,826
      Illinois Fin Auth Rev
         4.500% due 07/01/15                               125,000       128,624
      Illinois Fin Auth Rev
         5.000% due 08/01/16                               450,000       477,990
      Chicago Housing
         5.000% due 07/01/12                               200,000       210,636
      Illinois Health Fac. Auth
         6.000% due 02/15/11                               320,000       321,805

                      See accompanying accountant's report.

                         SAMARNAN INVESTMENT CORPORATION
                      Schedule of Investments in Securities
                                  June 30, 2008

                                                         Principal
                                                         Amount or      Fair
                                                           Shares       Value
                                                         ---------   -----------
Municipal Bonds - 52.42%, continued
   ILLINOIS - 9.53% (cont.)
      Maywood, IL
         5.500% due 01/01/11                               250,000   $   263,743
   INDIANA - 1.29%
      Munster, IN
         4.300% due 01/15/12                               100,000       101,472
      Indiana St. Edl Facs
         5.400% due 10/01/13                               150,000       149,919
   LOUISIANA - 1.35%
      Louisiana St Untld. G.O.
         5.000% due 07/15/11                               250,000       262,095
   MARYLAND - .78%
      Baltimore Convention Center
         5.000% due 09/01/14                               150,000       151,176
   MINNESOTA - 5.86%
      Marshall MN Med.
         5.450% due 11/01/18                               250,000       253,590
      Minnesota St.
         5.000% due 09/15/18                               180,000       182,975
      Minnesota St. Higher
         5.250% due 10/1/19                                100,000       104,424
      University Minn
         5.750% due 7/1/18                                 400,000       458,980
      Woodbury Minn Partn
         4.600% due 2/1/26                                 150,000       138,024
   MISSOURI - 2.39%
      Clay Cnty Mo Reorg Sch Dist
         5.000% due 3/1/15                                 300,000       323,184
      Missouri St. Environmental Impt
         5.000% due 1/1/11                                 135,000       141,111
   MONTANA - 1.53%
      Montana St. Dept. Transn Rev
         5.000% due 6/1/20                                 285,000       297,155
   NORTH DAKOTA - 1.78%
      North Dakota St. Bldg. Auth.
         5.250% due 12/01/13                               330,000       345,055
   OKLAHOMA - .53%
      Pottawatonie County
         5.000% due 09/01/10                               100,000       103,853
   PENNSYLVANIA - 4.50%
      Latrobe IDA St. Vincent
         5.375% due 05/01/13                               250,000       259,900


                      See accompanying accountant's report.

                         SAMARNAN INVESTMENT CORPORATION
                      Schedule of Investments in Securities
                                  June 30, 2008

                                                         Principal
                                                         Amount or      Fair
                                                           Shares       Value
                                                         ---------   -----------
Municipal Bonds -- 52.42%, continued
   PENNSYLVANIA - 4.50% (cont.)
      Pennsylvania St. Higher Ed.
         4.750% due 08/01/15                               250,000   $   263,345
      Pennsylvania St. Higher Ed.
         4.250% due 05/01/13                               350,000       350,606
   SOUTH DAKOTA - .91%
      South Dakota St. Health
         4.500% due 04/01/12                               175,000       176,550
   TEXAS - 5.24%
      Austin, Tex Pub/Impt
         4.750% due 9/1/20                                 100,000       101,692
      Bexar Cnty, TX Hsg. Fin. Corp.
         5.625% due 12/01/11                               150,000       153,229
      Burkburnett Ltd. G.O.
         6.000% due 02/15/10                               125,000       130,951
      Eagle Mtn & Saginaw TX ISD
         0.0% due 8/15/19                                  250,000       145,485
      Northside Tex Indpt Sch Dist
         5.000% due 2/15/18                                125,000       130,332
      Tarrant Cnty TX Cultural Ed Facs Fin
         5.000% due 11/15/10                               100,000       101,779
      Temple TX Util. Sys. Rev.
         4.250% due 08/01/15                               250,000       254,865
   UTAH - 1.19%
      Salt Lake Cnty Westminster College
         4.500% due 10/01/14                               230,000       232,070
   WASHINGTON - 1.46%
      Kent Wash Loc Impt Dist
         4.650% due 12/15/19                               300,000       284,025
   WISCONSIN - 4.44%
      Douglas Cnty Wisconsin
         5.000% due 2/1/17                                 250,000       260,385
      Wisconsin Health & Ed. Sinai
         5.500% due 08/15/08                               600,000       602,370
                                                                     -----------
         Total Municipal Bonds (cost $10,115,667)                    $10,188,635
                                                                     -----------
         Total (cost $17,005,242)                                    $18,449,447
                                                                     ===========

NOTE: Percentages indicated are based on net assets of $19,435,741 at June 30, 2008.

(1)  Indicates non-income producing security.


                      See accompanying accountant's report.

                         SAMARNAN INVESTMENT CORPORATION
                      Schedule of Investments in Securities
                                  June 30, 2008

NOTES:

(1) Percentages indicated are based on net assets of $19,435,741 at June 30, 2008.

(2) The aggregate unrealized appreciation or depreciation of the market value of Equity Securities which was in excess or below their cost for Federal income tax purposes was as follows:

                                   Appreciation
      Market Value    Tax Cost    (Depreciation)
      ------------   ----------   --------------
       $5,729,680    $4,059,763     $1,669,917
        2,531,132     2,829,812       (298,680)
       ----------    ----------     ----------
Net    $8,260,812    $6,889,575     $1,371,237

(3) The aggregate unrealized appreciation or depreciation of the market value of Municipal Bonds which was in excess or below their cost for Federal income tax purposes was as follows:

                                    Appreciation
      Market Value    Tax Cost     (Depreciation)
      ------------   -----------   --------------
       $ 7,041,314   $ 6,751,115     $ 290,199
         3,147,321     3,364,552      (217,231)
       -----------   -----------     ---------
Net    $10,188,635   $10,115,667     $  72,968

(4) The aggregate unrealized appreciation or depreciation of the market value of all securities held by the Registrant in excess of their cost for Federal income tax purposes was $1,444,205.

                        SAMARNAN INVESTMENTS CORPORATION
                             Statement of Operations
                     Six Months Ended June 30, 2008 and 2007

                                                           2008          2007
                                                       -----------   -----------
Investment income:
   Interest                                            $   253,345   $   274,858
   Dividends                                                87,434       149,408
                                                       -----------   -----------
      Total income                                         340,779       424,266
                                                       -----------   -----------
Expenses:
   Advisory fees                                            45,280        52,266
   Legal and professional fees                              29,640        33,002
   Audit fees                                               30,700        33,648
   Directors fees                                            5,200         3,600
   Custodian expense                                         6,000         6,000
   Administrative fees                                       9,475        10,586
   Office and printing supplies                              2,244         2,239
   Franchise Tax                                                 0         1,504
   Insurance                                                     0           461
                                                       -----------   -----------
      Total expenses                                       128,539       143,306
                                                       -----------   -----------
      Net investment income                                212,240       280,960
                                                       -----------   -----------
Realized and unrealized gain (loss) on investments:
   Realized gain from securities transactions:
      Proceeds from sales                                2,479,885     4,921,255
      Cost of securities sold, net of amortization
         of bond premiums                                2,229,236     3,268,783
                                                       -----------   -----------
      Net realized gain                                    250,649     1,652,472
   Unrealized appreciation (depreciation) of
      investments:
      Beginning of period                                2,085,338     3,184,749
      End of period                                      1,444,205     2,220,251
                                                       -----------   -----------
      Increase in unrealized appreciation on
         investments                                      (641,133)     (964,498)
                                                       -----------   -----------
         Net realized and unrealized gain on
            investments                                   (390,484)      687,974
                                                       -----------   -----------
      Net increase (decrease) in net assets
         resulting from operations                     $  (178,244)  $   968,934
                                                       ===========   ===========
Total expenses as a percentage of total investment
   income                                                    37.70%        33.80%
                                                       ===========   ===========

         See accompanying accountant's report.

                         SAMARNAN INVESTMENT CORPORATION
                       Statement of Changes in Net Assets
                     Six Months Ended June 30, 2008 and 2007

                                                           2008          2007
                                                       -----------   -----------
Investment activities:
   Net investment income                               $   212,240   $   280,960
   Net realized gain (loss) from security
      transactions                                         250,649     1,652,472
   Increase (decrease) in unrealized appreciation of
      investments                                         (641,133)     (964,498)
                                                       -----------   -----------
Net increase (decrease) in net assets from
   operations                                             (178,244)      968,934
                                                       -----------   -----------
Dividends and distributions to shareholders:
   Net investment income                                   (96,141)     (309,830)
   Capital gains                                                 0        (8,858)
                                                       -----------   -----------
Decrease in net assets from dividends and
   distributions to shareholders                           (96,141)     (318,688)
                                                       -----------   -----------
   Increase (decrease) in net assets                      (274,385)      650,246
Net assets:
   Beginning of period                                  19,710,128    20,962,052
                                                       -----------   -----------
   End of period                                       $19,435,743   $21,612,298
                                                       ===========   ===========

       See accompanying accountant's report.

                         SAMARNAN INVESTMENT CORPORATION
          P.O. BOX 651 / CLEBURNE, TEXAS 76033-0651/ TEL: 817.645-2108

BOARD OF DIRECTORS                       LEGAL COUNSEL
   Nancy Walls Devaney                      Richard S. Whitesell, Jr.
   Joe Monteleone                           4501 Lorraine Avenue
   Martha Walls Murdoch                     Dallas, Texas 75205
   Steve Sikes
   Roland Walden                         INDEPENDENT AUDITORS
   Sam Walls                                CF & Co., L.L.P..
   Tommy Yater                              14175 Proton Road
                                            Dallas, Texas 75244
OFFICERS
   Sam Walls, President                  INVESTMENT ADVISORS
   Nancy Devaney, Vice President            Voyageur Asset Management Inc.
   Jerry Wheatley, Secretary/Treasurer      Suite 2300
                                            100 South Fifth Street,
CUSTODIAN                                   Minneapolis, Minnesota 55402
   Westwood Trust
   200 Crescent Court, Suite 1200           Westwood Management Corp.
   Dallas, Texas 75201                      200 Crescent Court, Suite 1200
                                            Dallas, Texas 75201

CHANGE OF ADDRESS                        REGISTRAR AND TRANSFER AGENT
Registered shareholders (shares held        Securities Transfer Corporation
in your name) with questions regarding      2591 Dallas Parkway, Suite 102
your account such as change of name or      Frisco, Texas 75034
address or lost certificates should         Telephone: 469.633-0101
contact the stock registrar as shown        Fax: 469.633-0088
at the right.                               http://www.stctransfer.com

SAMARNAN INVESTMENT CORPORATION is registered under the Investment Company Act of 1940 as a diversified, closed-end management company.

Copies of the Company's Annual Report to Shareholders and the Mid-Year Report to Shareholders are available upon written request to the Secretary at the Company's mailing address shown above.

                         SAMARNAN INVESTMENT CORPORATION
    P.O. BOX 651/ CLEBURNE, TX 76033-0651/ TEL: SAM WALLS, PRES. 817-645-2108

                          SHAREHOLDER CHANGE OF ADDRESS

     To change the mailing address for receipt of quarterly Dividend Checks and annual IRS Form 1099, the Annual and Mid-Year Financial Reports to Shareholders, the Notice and Proxy Materials for the Annual Meeting of Shareholders, and other communications, registered shareholders (shares held in your name*), may complete the information shown below. For multiple accounts, this page may be copied.

REGISTERED NAME -as it appears on the mailing label or dividend check

________________________________________________________________

________________________________________________________________

CURRENT ADDRESS: (attach mailing label if available)

________________________________________________________________

________________________________________________________________

______________________________________state________zip__________

 NEW ADDRESS:

________________________________________________________________

________________________________________________________________

______________________________________state________zip__________

MAIL TO:     SAMARNAN INVESTMENT CORPORATION
             C/O SECURITIES TRANSFER CORPORATION
             2591 DALLAS PARKWAY, SUITE 102
             FRISCO, TX 75034
Or Fax To:   (469) 633-0088

* NAME CHANGE INFORMATION
Shareholders desiring to change the registered name on their stock certificates and for future dividend checks and other mailings should contact Securities Transfer Corporation at the address above for information or by e-mail to info@stctransfer.com. Many of the forms and instructions required are available on the Securities Transfer Corporation website, www.stctransfer.com.

* BENEFICIAL SHAREHOLDERS (Shares held in the name of a brokerage firm or financial institution) should contact your account representative with all questions about your investment holdings.

                              [Please retain this page for future use as needed]